As filed with the Securities and Exchange Commission on March 22, 2021

Registration No. 333-248213

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREEN THUMB INDUSTRIES INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	2833	98-1437430
(State or Other Jurisdiction of Incorporation or Organization)	Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification Number)

325 West Huron Street, Suite 700

Chicago, Illinois 60654

(312) 471-6720

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Beth Burk

325 West Huron Street, Suite 700

Chicago, Illinois 60654

(312) 471-6720

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:

Not applicable.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, small reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.  ☐

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 on Form S-1 to amend its S-1 registration statement (Registration No. 333-248213), initially filed with the Securities and Exchange Commission (the “SEC”) on August 21, 2020 and declared effective on February 8, 2021 (the “Registration Statement” or the “S-1”), to deregister securities registered pursuant to the Registration Statement. The Form S-1 pertains to the registration of 10,000,000 of the Company’s subordinate voting shares. As of the date of this Post-Effective Amendment, 5,306,009 of the Company’s subordinate voting shares remain unsold pursuant to the S-1. The offering described in the S-1 has terminated. Accordingly, the Company is filing this amendment to deregister all such securities of the Company registered under the Registration Statement that remain unsold as of the effective date of this amendment, which deregistration is in compliance with the Registrant’s undertaking in Part II of the Registration Statement under “Undertakings” providing that the Registrant remove any securities remaining unsold from registration by means of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on March 22, 2021.

GREEN THUMB INDUSTRIES INC.

By:	/s/ Benjamin Kovler
Benjamin Kovler
Chairman of the Board and Chief Executive Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-1 on behalf of Green Thumb Industries Inc.